EXHIBIT 99.1

Zapata AI Expected to Trade on the Nasdaq Under Ticker Symbol ZPTA

BOSTON & INDIANAPOLIS (March 18, 2024) – Andretti Acquisition Corp. (NYSE: WNNR) (“Andretti”), a publicly traded special purpose acquisition company, today announced that, upon the consummation of its previously announced proposed business combination with Zapata Computing, Inc. (“Zapata AI”), an industrial generative AI company, the combined entity is expected to list on the Nasdaq Stock Market (“Nasdaq”). The common stock and public warrants of the combined company will trade under the ticker symbols “ZPTA” and “ZPTAW”, respectively.

“Nasdaq is the most prestigious exchange in the world for high growth technology companies and burgeoning AI organizations,” said Christopher Savoie, CEO of Zapata AI. “As we embark on our next chapter as a public company, Nasdaq is the perfect fit for Zapata AI as it further validates our business model and adds an even greater level of credibility with our customer base – many of which also trade on the exchange.”

Zapata AI develops generative AI applications and provides accompanying services to solve complex industrial-scale problems faced by enterprise and government customers that have included BASF, BBVA, BP, the Defense Advanced Research Projects Agency (DARPA), Andretti Global and Sumitomo Mitsui Trust Bank. As a public company, Zapata AI will focus on fueling continued innovation, driving enterprise customer acquisition and advancing Zapata AI’s growth strategy.

Karen Snow, Global Head of Listings for Nasdaq, stated: “We are excited to welcome Zapata AI to the Nasdaq family and look forward to supporting their continued growth and success as a Nasdaq listed company."

In compliance with New York Stock Exchange (“NYSE”) rules, Andretti has notified NYSE of its plans to cease trading its Class A ordinary shares and public warrants on the NYSE, which will become effective 10 days following the date of such notice. Upon conclusion of this notice period and following the consummation of the business combination, the common stock and public warrants of the combined company will begin trading on Nasdaq. Andretti’s Class A ordinary shares, public warrants and units will continue to trade on the NYSE under the symbols “WNNR,” “WNNR WS” and “WNNR.U,” respectively, until the consummation of the business combination. No action is required by existing Andretti shareholders, unitholders or warrantholders with respect to the expected change in ticker symbol or exchange listing.

About Zapata AI

Zapata AI is an Industrial Generative AI company, revolutionizing how enterprises solve complex problems with its powerful suite of Generative AI software. By combining numerical and text-based solutions, Zapata AI empowers industrial-scale enterprises and government entities to leverage large language models and numerical generative models better, faster, and more efficiently—delivering solutions to drive growth, savings and insight. With proprietary science and engineering techniques and the Orquestra® platform, Zapata AI is accelerating Generative AI’s impact in Industry. The Company was founded in 2017 and is headquartered in Boston, Massachusetts. On September 6, 2023, Zapata AI entered into a definitive business combination agreement with Andretti Acquisition Corp. (NYSE: WNNR). For more information on Zapata AI, please visit www.zapata.ai.

About Andretti Acquisition Corp.

Andretti Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a business combination with one or more businesses or entities. Two key members of the team are racing legends Mario and Michael Andretti. To learn more, visit https://www.andrettiacquisition.com.

Forward-Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the proposed business combination between Zapata AI and Andretti (the “business combination”), the estimated or anticipated future results and benefits of the combined company following the business combination, including the likelihood and ability of the parties to successfully consummate the transaction, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Andretti Acquisition Corp.’s and Zapata AI’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. These statements are subject to a number of risks and uncertainties regarding Zapata AI’s businesses and the business combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to, ability to meet the closing conditions to the business combination; delay in closing the business combination or failure to close the business combination within the period permitted under Andretti’s governing documents; and those factors discussed in Andretti’s definitive proxy statement/prospectus, filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2024, and other documents of Andretti Acquisition Corp. filed, or to be filed, with the SEC.

If any of these risks materialize or if assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Andretti Acquisition Corp. or Zapata AI presently do not know or that Andretti Acquisition Corp. or Zapata currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. While Andretti or Zapata AI may elect to update these forward-looking statements at some point in the future, Andretti or Zapata AI specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Andretti’s or Zapata AI’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Zapata AI

Media: press@zapata.ai

Investors: investors@zapata.ai

Andretti Acquisition Corp.

Media: pr@andrettiacquisition.com

Investors: ir@andrettiacquisition.com